EXHIBIT 99.1

News
Release Date: January 27, 2011	Contact:	Peter J. Rogers, Jr.
Executive Vice President, Investor Relations
443-285-8059 progers@micros.com

MICROS REPORTS FISCAL 2011 SECOND QUARTER RESULTS
RECORD SECOND QUARTER REVENUE, NET INCOME AND EPS

Columbia, Maryland... MICROS Systems, Inc.  (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2011 second quarter ended December 31, 2010.

  FINANCIAL HIGHLIGHTS

•	Revenue for the quarter was $247.1 million, an increase of $21.5 million, or 9.5%, versus the same period last year.

•	Revenue for the six-month period was $480.5 million, an increase of $43.5 million, or 9.9% over the same period last year.

•	GAAP net income for the quarter was $32.3 million, an increase of $6.2 million, or 23.7%, over the same period last year.

•	GAAP net income for the six-month period was $63.9 million, an increase of $13.7 million, or 27.2%, over the same period last year.

•	GAAP diluted earnings per share (EPS) for the quarter was $0.39 per share, an increase of $0.07, or 21.9%, over the same period last year.

•	GAAP diluted EPS for the six-month period was $0.78, an increase of $0.16, or 25.8%, over the same period last year.

•	Non-GAAP financial results, excluding the effect of charges for stock options, an impairment charge for auction rate securities and a charge for a lawsuit, are as follows:

-	Non-GAAP net income for the quarter was $36.9 million, an increase of $7.9 million, or 27.2%, over the year ago period.

-	Non-GAAP net income for the six-month period was $70.3 million, an increase of $14.6 million, or 26.3%, over the year ago period.

-	Non-GAAP diluted EPS for the quarter was $0.45, an increase of $0.09, or 25.0%, over the year ago period.

-	Non-GAAP diluted EPS for the six-month period was $0.85, an increase of $0.16, or 23.2%, over the year ago period.

•	MICROS’s revenue, net income and EPS results were Company records for a second fiscal quarter.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated: “We are very pleased with our record financial results for the quarter and first half of our fiscal year.  The improving economic conditions of the markets we serve bode well for our future.”

MICROS’s financial guidance for fiscal 2011 is for revenue between $1 billion and $1.005 billion, with net income between $145 million and $147 million.  The revenue guidance remains the same as previously provided; while the net income guidance has been increased from the $140 million to $142 million range.

MICROS’s stock is traded through NASDAQ under the symbol MCRS.  Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties  MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of January 27, 2011.  MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

News
Release Date: January 27, 2011	Contact:	Peter J. Rogers, Jr. EVP Investor Relations 443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue:
Hardware	$47,841	$45,793	$92,107	$89,099
Software	33,079	30,499	60,968	55,192
Service	166,197	149,355	327,456	292,757
Total revenue	247,117	225,647	480,531	437,048

Cost of sales:
Hardware	31,353	30,364	61,308	58,416
Software	4,921	7,045	10,747	12,432
Service	73,446	63,259	144,624	125,396
Stock option expense	27	0	62	0
Total cost of sales	109,747	100,668	216,741	196,244

Gross margin	137,370	124,979	263,790	240,804

Selling, general and administrative expenses	68,351	67,124	130,542	129,339
Research and development expenses	10,806	9,560	21,467	20,430
Depreciation and amortization	4,243	4,319	8,362	8,161
Litigation reserve	3,000	0	3,000	0
Stock option expense	4,289	4,378	6,899	7,429
Total operating expenses	90,689	85,381	170,270	165,359

Income from operations	46,681	39,598	93,520	75,445
Non-operating income (expense):
Interest income, net	1,397	825	2,453	1,877
Interest expense - litigation reserve	(360)	-	(360)	-
Change in credit based impairment, net of realized loss on redemption	(73)	-	19	(387)
Other non-operating income (expense), net	505	(427)	(395)	(435)
Total non-operating income, net	1,469	398	1,717	1,055

Income before taxes	48,150	39,996	95,237	76,500
Income tax provision	15,649	13,334	31,042	25,471
Net income	32,501	26,662	64,195	51,029
Less: Net income attributable to noncontrolling interest	(173)	(532)	(251)	(755)

Net Income attributable to MICROS Systems, Inc. (GAAP)	$32,328	$26,130	$63,944	$50,274

Net Income per diluted common share attributable to MICROS Systems, Inc.	$0.39	$0.32	$0.78	$0.62
Weighted-average number of shares outstanding - diluted	82,717	81,234	82,390	81,283

Reconciliation of GAAP Net Income and EPS attributable to MICROS Systems, Inc. to Non-GAAP Net Income and EPS attributable to MICROS Systems, Inc.
Net Income attributable to MICROS Systems, Inc.	$32,328	$26,130	$63,944	$50,274
Add back:
Stock option expense
Selling, general and administrative expenses	4,164	4,235	6,648	7,139
Research and development expenses	125	143	251	290
Cost of sales	27	-	62	-
	4,316	4,378	6,961	7,429
Litigation reserve, including accrued interest expense	3,360	-	3,360	-
Change in credit based impairment, net of realized loss on redemption	73	-	(19)	387
Total add back	7,749	4,378	10,302	7,816

Subtract tax effect on:
Stock option expense	1,866	1,464	2,655	2,406
Litigation reserve, including accrued interest expense	1,280	-	1,280	-

Non-GAAP Net Income attributable to MICROS Systems, Inc.	$36,931	$29,044	$70,311	$55,684

Non-GAAP Net Income per Diluted Common Share attributable to MICROS Systems, Inc.	$0.45	$0.36	$0.85	$0.69

We believe the inclusion of the above non-GAAP measure will be useful to investors because it will enhance the comparability of our current period results to prior periods' results without comparable charges.  We also believe inclusion of this measure will enhance comparability of our results to results of our competitors and to the analysts’ forecasts because the analysts typically forecast excluding the effect of share-based payment charge and above one time charges, the non-GAAP measure.  In addition, our management uses this measure to evaluate our operating performance and compare our results to our competitors.  Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures.  They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Among the limitations on the use of the non-GAAP measure are the following:

-	The exclusion of non-GAAP items can have a significant impact on reported GAAP net income and diluted net income per share.
-	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limiting the usefulness of those measures for comparative purposes.

News
Release Date: January 27, 2011	Contact:	Peter J. Rogers, Jr. EVP Investor Relations 443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	December 31, 2010	June 30, 2010
ASSETS
Current assets:
Cash and cash equivalents and short-term investments	$662,457	$545,298
Accounts receivable, net	145,280	153,066
Inventory, net	38,342	35,103
Deferred income taxes	18,863	19,624
Prepaid expenses and other current assets	32,442	27,004
Total current assets	897,384	780,095

Long-term investments	57,885	59,884
Property, plant and equipment, net	26,913	27,349
Deferred income taxes, non-current	15,499	13,556
Goodwill	225,558	213,825
Intangible assets, net	18,349	19,590
Purchased and internally developed software costs, net	17,845	17,468
Other assets	7,150	6,524
Total Assets	$1,266,583	$1,138,291

LIABILITIES AND EQUITY
Current liabilities:
Bank lines of credit	$-	$1,442
Accounts payable	51,165	44,783
Accrued expenses and other current liabilities	133,951	135,469
Income taxes payable	803	5,856
Deferred revenue	125,229	124,498
Total current liabilities	311,148	312,048

Income taxes payable, non-current	25,973	22,737
Deferred income taxes, non-current	4,243	2,590
Other non-current liabilities	11,597	11,304
Total liabilities	352,961	348,679

Commitments and contingencies

Equity:
MICROS Systems, Inc. shareholders’ equity:
Common stock	2,021	2,001
Capital in excess of par	139,567	117,462
Retained earnings	753,724	689,750
Accumulated other comprehensive income	12,287	(25,833)
Total MICROS Systems, Inc. shareholders’ equity	907,599	783,380
Noncontrolling interest	6,023	6,232
Total Equity	913,622	789,612

Total Liabilities and Equity	$1,266,583	$1,138,291